As filed with the Securities and Exchange Commission on January 13, 1999
                                                  Registration No. 333-________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------


                        ALLOU HEALTH & BEAUTY CARE, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                     11-2953972
 ------------------------------                      ---------------
(State or other jurisdiction of                     (I.R.S. Employer
Incorporation or organization)                     Identification No.)

                               50 Emjay Boulevard
                               Brentwood, NY 11717
                                 (516) 273-4000
        -----------------------------------------------------------------
                   (Address, including zip code, and telephone
             number, Including area code, of registrant's principal
                               executive offices)

                                  Victor Jacobs
                Chairman of the Board and Chief Executive Officer
                               50 Emjay Boulevard
                               Brentwood, NY 11717
                                 (516) 273-4000
        -----------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                                    Copy to:

                             Henry I. Rothman, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6000

                             -----------------------


         Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed Maximum          Proposed Maximum        Amount of
         Title of Each Class                 Amount to be     Offering Price          Aggregate Offering      Registration
   of Securities to be Registered          Registered (1)     per Share(2)(3)               Price                 Fee

Class A Common Stock, $.001 par value
per share............................           1,533,334         11.688                 $17,921,607             $4,982.21

Total Registration Fee...........................................................................................$4,982.21
================================================================================

(1) Pursuant to Rule 416, the shares of Class A Common Stock offered hereby also include such indeterminable number of shares of Class A Common Stock as are issuable by the Company to the Selling Stockholders upon exercise of Warrants to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act of 1933, as amended (the "Securities Act"); based on the average bid and ask prices on the American Stock Exchange on January 12, 1999.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is not complete. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any State where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JANUARY 13, 1999

PROSPECTUS
                                1,533,334 Shares

                        ALLOU HEALTH & BEAUTY CARE, INC.

         Certain of the Stockholders of Allou Health & Beauty Care, Inc. are selling 1,533,334 Shares of Class A Common Stock of the Company under this Prospectus, of which 666,667 are issued and outstanding and 866,667 are issuable upon the exercise of Warrants to purchase Class A Common Stock. We issued the Warrants and 666,667 of the Shares covered by this Prospectus to the Selling Stockholders in a private placement under a Securities Purchase Agreement in December 1998.

         The Selling Stockholders may offer its Shares of the Company on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

         The Selling Stockholders will receive all net proceeds from the sale of the Shares. Accordingly, we will not receive any proceeds from the resale of the Shares. We may receive proceeds from the exercise of the Warrants. We will use such net proceeds for general corporate purposes. We may bear all expenses relating to this registration except for brokerage commissions and expenses, if any, which will be paid by the Selling Stockholders.


          AMEX Stock Exchange Symbol: "ALU"

         On January 12, 1999, the closing sale price of one share of our Class A Common Stock on the AMEX Stock Exchange was $ 11 7/16.


         Our executive offices are located at 50 Emjay Boulevard, Brentwood, New York 11717 and our telephone number is (516) 273-4000.

                                ----------------


          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
               YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED
             UNDER THE CAPTION "INVESTMENT CONSIDERATIONS" ON PAGE 5
                               OF THIS PROSPECTUS.

               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
                 ANY STATE SECURITIES COMMISSION HAS APPROVED OR
                   DISAPPROVED THESE SECURITIES, OR DETERMINED
                   IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                               ------------------

                   The Date of this Prospectus is ______, 1999

                            ------------------------

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-3 to register shares of our Class A Common Stock. This Prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our Class A Common Stock, you may refer to the registration statement and to the exhibits and schedules filed as part of that registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

         This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Annual Report on Form 10-K for the fiscal year ended March 31, 1998; and
         2. Quarterly  Reports on Form 10-Q for the  period  ended June 30,
            1998 and September 30, 1998.

         You may request a copy of these filings, at no cost, by writing to us at 50 Emjay Boulevard, Brentwood, New York 11717, Attention: David Shamilzadeh.

                            -----------------------

         This Prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this Prospectus.

         We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of January __, 1999.

                            -------------------------

                                TABLE OF CONTENTS

Where You Can Find More Information About Us...............................2
Investment Considerations..................................................4
Use of Proceeds............................................................6
Dividend Policy............................................................6
Selling Stockholders ......................................................7
Description of Securities..................................................8
Plan of Distribution .....................................................10
Indemnification for Securities Act Liabilities............................11
Legal Matters.............................................................11
Experts ..................................................................11

                            INVESTMENT CONSIDERATIONS

         Before you buy shares of our Class A Common Stock, you should be aware that there are various risks associated with such purchase, including those described below. You should consider carefully these risk factors, together with all of the other information in this Prospectus before you decide to purchase shares of our Class A Common Stock.

         Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. These statements discuss future expectations, contain projections of our future results of operations or financial condition or state other "forward-looking" information. When considering such statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted in this Prospectus could cause our actual results to differ materially from those contained in any forward-looking statements.

THE EXERCISE OF OUTSTANDING OPTIONS AND THE WARRANTS ISSUED IN THE DECEMBER 1998 PRIVATE PLACEMENT WILL DILUTE THE NET TANGIBLE VALUE OF YOUR SHARES

         The net tangible value of your Shares will be diluted upon the exercise of outstanding options and the issuance of Class A Common Stock upon exercise of the Warrants we have issued in connection with the December 1998 Securities Purchase Agreement. Specifically, the Warrants issued in connection with the December 1998 Securities Purchase Agreement are exercisable into Class A Common Stock at discounts from future market prices of the Class A Common Stock. Such discounts could result in substantial dilution to existing holders of Class A Common Stock. The sale of such Class A Common Stock acquired at a discount could have a negative impact on the trading price of the Class A Common Stock and could increase the volatility in the trading price of the Class A Common Stock.

         At the date of this Prospectus, we have reserved an aggregate of 866,667 shares of Class A Common Stock for issuance upon exercise of the Warrants which are exercisable at an exercise price of $.01 per share through December 2002. The number of shares issuable upon exercise of the Warrants may be adjusted depending upon the average of the twenty lowest closing bid prices of the Class A Common Stock during the thirty trading days prior to the applicable vesting date of the Warrant of the Class A Common Stock. The number of shares offered hereby assumes that the average of the twenty lowest closing bid prices in the thirty trading days prior to such vesting dates will equal $4.50.

         During the terms of the Warrants, we must give the holders the opportunity to profit from a rise in the market price of the Class A Common Stock. The existence of the Warrants may adversely affect the terms on which we may obtain additional equity financing. Moreover, the holders are likely to exercise their rights to acquire Class A Common Stock at a time when we would otherwise be able to obtain capital with more favorable terms than we could obtain through the exercise of such securities.

WE HAVE SIGNIFICANT DEBT

         In order to finance our operations, we have incurred significant indebtedness. Of the Company's total indebtedness of $165,663,223 outstanding at September 30, 1998, $142,655,100 was outstanding under a working capital line of credit with several banks. This line of credit is secured by substantially all of the assets of the Company and its subsidiaries, which are co-borrowers under the line of credit. The line of credit restricts our ability from incurring additional indebtedness, pledging assets and declaring dividends or making distributions to stockholders without the consent of the banks. In the event we violate any loan covenants or we default on our obligations, the banks could elect to declare our indebtedness immediately due and payable and foreclose on our assets. As of the date of this Prospectus, we are in compliance with all of the terms of our financing agreements.

OUR BUSINESS IS SEASONAL

         Our fragrance business has historically been seasonal, reflecting traditional retail seasonality patterns, with significantly higher sales representing approximately 33% of annual sales revenue, occurring in the third fiscal quarter of each year. Significantly higher sales result from increased purchases of fragrances as gifts during the holiday season. Additionally, Internet usage and Internet growth may be expected to decline during the summer, when people spend fewer hours inside. As a result, sales from our fragrance business may be lower during the summer months than during other seasons.


WE ARE DEPENDENT UPON KEY MEMBERS OF OUR MANAGEMENT

         Our  business  is greatly  dependent  upon the  efforts  of Mr.  Victor
Jacobs, our Chairman of the Board and Chief Executive Officer, Mr. Herman Jacobs, our President and Chief Operating Officer, Mr. David Shamilzadeh, our Senior Vice President and Chief Financial Officer, Mr. Jack Jacobs, our Vice President of Purchasing and Secretary and Mr. Ramon Montes, our Executive Vice President of Sales. The loss of services of any of such individuals or other key personnel could adversely affect the conduct of our business. We have obtained "key man" life insurance on the lives of such persons for its benefit in the amount of $1,000,000. Our success will also be dependent upon our ability to attract and retain experienced management, marketing and industry personnel, particularly those with knowledge of the Internet and online commerce. We face considerable competition from other companies in our industries, as well as other companies that market products via the Internet or online commerce. We cannot assure you that we can attract and retain such personnel and our inability to do so could have a material adverse effect on our business.

OUR CLASS B COMMON STOCK REPRESENTS A MAJORITY OF OUR VOTING POWER AND KEY MEMBERS OF MANAGEMENT OWN ALL OF THE CLASS B STOCK

         Messrs. Victor Jacobs, Herman Jacobs and Jack Jacobs collectively own 1,200,000 shares of our Class B Common Stock, which has five votes per share (compared to the Class A Common Stock, which has one vote per share) which, in the aggregate represents 18.4% of our outstanding capital stock and approximately 53% of the total voting power. Accordingly, such persons are able to control us and generally direct our affairs, including electing a majority of our directors and causing an increase in our authorized capital causing our dissolution, merger or sale of substantially all of our assets. The disproportionate vote afforded the Class B Common Stock could also serve to impede or prevent a change of control of us. As a result, potential acquires will be discouraged from seeking to acquire control of us through the purchase of Common Stock, which could have a depressive effect on the price of our securities. See "Principal Shareholders" and "Description of Securities."

OUR PREFERRED STOCK MAY HAVE THE EFFECT OF PREVENTING OR DELAYING A CHANGE OF CONTROL

         Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Class A Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of us. Although we have no present intention to issue any shares of our preferred stock, we cannot assure you that we will not do so in the future. In addition, certain provisions of the Delaware General Corporation Law prevent certain stockholders from engaging in certain business combinations with us, subject to certain exceptions. See "Description of Securities."

YEAR 2000 ISSUES

         The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the our computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

         Based on a recent assessment, we determined that the costs to modify or replace portions of our software so that our computer systems will properly utilize dates beyond December 31, 1999 will not be material. We believe that we can mitigate the Year 2000 Issue with modifications to existing software and conversions to new software. However, if we fail to make such modifications and conversions, or if we do not make them on a timely basis, the Year 2000 Issue could have a material impact on our operations.

         We have contacted all of our significant suppliers and large customers to determine the possible effect on our operations of their inability or failure to remediate their own Year 2000 Issue. Our estimate of the costs to remediate our Year 2000 issue is based on presently available information. However, we cannot guarantee that the systems of other companies on which our systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have material adverse effect on our operations. We have no exposure to contingencies related to the Year 2000 Issue for the products we have sold.


SHARES THAT ARE ELIGIBLE FOR SALE IN THE FUTURE

         Sales of a substantial number of shares of our Class A Common Stock in the public market following this offering could adversely affect the market price of the Class A Common Stock. Of the 6,179,714 shares of Class A Common Stock that will be outstanding or registered for resale upon the completion of this offering, all will be freely tradeable without restriction or further registration under the Securities Act.

OUR STOCK PRICE MAY BE VOLATILE

         The trading price of our Class A Common Stock may be volatile. Such trading price could be subject to wide fluctuations in response to our announcements of business developments or those by our competitors, quarterly variations in operating results, and other events or factors, including our prospects and expectations by investors and securities analysts. In addition, stock markets have experienced extreme price volatility in recent years. Such broad market fluctuations may adversely affect the price of our Class A Common Stock.



                                 USE OF PROCEEDS

         The Selling Stockholders are selling all of the Shares covered by this Prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of the Shares. We will receive minimal proceeds from the exercise of the Warrants. We will use such net proceeds for general corporate purposes. We will bear all expenses relating to this registration except for brokerage or underwriting commissions and expenses, if any, which will be paid by the Selling Stockholders.


                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our Class A Common Stock. We currently anticipate that we will retain all available funds for use in the operation of our business. As such, we do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future.

                              SELLING STOCKHOLDERS

         We issued the Shares of Class A Common Stock covered by this Prospectus to the Selling Stockholders under the terms of a Securities Purchase Agreement dated as of December 14, 1998 between the Selling Shareholders and us. Under the terms of the December 1998 Securities Purchase Agreement, we issued 666,667 shares of our Class A Common Stock to the Selling Stockholders.

         The following table lists certain information regarding the Selling Stockholders' ownership of Shares of our Class A Common Stock as of January 11, 1999, and as adjusted to reflect the sale of the Shares. Information concerning the Selling Stockholders may change from time to time.

                                                                                                    Shares of Class A Common Stock
                                                                                                       Owned
                                                                                                 after Offering (1)
                                                                                       --------------------------------------
                                          Shares of Class
                                             A Common
                                            Stock Owned              Shares
                                             Prior to              Registered
                                           Offering (2)            Hereby (3)               Number  (4)          Percent
                                         -----------------     ------------------      ----------------     -----------------
Strong River Investments, Inc.                166,667               383,334                  -0-                   -0-
Sovereign Partners, L.P.                      200,000               460,000                  -0-                   -0-
Dominion Capital Fund Ltd.                    150,000               345,000                  -0-                   -0-
Canadian Advantage Limited Partnership        38,889                 89,445                  -0-                   -0-
Westover Investments L.P.                     33,333                 76,666                  -0-                   -0-
Montrose Investments, Ltd.                    77,778                178,889                  -0-                   -0-
   Total                                      666,667              1,533,334                 -0-                   -0-
                                              =======              =========                 ===                   ===

-----------------

(1) Assumes that all of the shares of Class A Common Stock offerred hereby are sold.

(2) Does not include Shares issuable upon exercise of the Warrant issued to each Selling Stockholder. Because the Warrants are not currently exercisable and the number of shares of Class A Common Stock issuable upon exercise of the Warrants is dependent in part upon the market price of the Common Stock prior to each vesting date under the Warrants, the actual number of shares of Class A Common Stock that will be issued in respect of such exercise cannot be determined at this time.

(3) Includes Shares issuable upon exercise of the Warrant issued to each Selling Stockholder. Because the number of shares of Class A Common Stock issuable upon exercise of the Warrants is dependent in part upon the market price (i.e., the average of the twenty lowest closing bid prices of the Class A Common Stock during the thirty trading days prior to each vesting date under the Warrants) (the "Market Price"), the actual number of shares of Class A Common Stock that will be issued in respect of such exercise and, consequently, offered for sale under this Registration Statement, cannot be determined at this time. In order to provide a cushion for any fluctuations in the market price of the Class A Common Stock, the Company has contractually agreed to include herein the number of Shares owned by such Selling Stockholder plus such number of shares of Class A Common Stock as would be issuable upon exercise in full of the Warrants assuming the Market Price at each vesting date were $4.50.

(4) Pursuant to the December 1998 Securities Purchase Agreement, each Selling Stockholder has agreed to sell Shares only to the extent the proceeds of such sales do not exceed 33 1/3% of the aggregate purchase price paid by such Selling Stockholder on the closing date of the December 1998 private placement. During the period commencing on the first vesting date of the Warrants and ending on the day immediately prior to the second vesting date of the Warrants, each Selling Stockholder has agreed to sell Shares only to the extent the proceeds of such sales do not exceed 66 2/3% of the purchase price paid by such Selling Stockholder on the December 1998 private placement closing date (minus any proceeds received by such Selling Stockholder from sales of Shares during the first period described in the previous sentence). Such limitations do not apply to any sales of Shares made on or after the second vesting date or for Shares sold at a price per share equal to or exceeding $11.25.

                            DESCRIPTION OF SECURITIES


General

         The Company is authorized to issue 15,000,000 shares of Class A Common Stock, of which 5,313,047 were issued and outstanding on January 8, 1999 and 2,200,000 shares of Class B Common Stock, of which 1,200,000 are issued and outstanding. The Company is also authorized to issue 1,000,000 shares of Preferred Stock, $.001 par value ("Preferred Stock"). No shares of Preferred Stock are currently outstanding.

Common Stock

         The Holders of shares of Class A Common Stock and Class B Common Stock have no preemptive rights and the shares are not subject to redemption. The outstanding shares of Class B Common Stock and Class A Common Stock are duly and validly issued and fully paid and non-assessable.

         Holders of Class A Common Stock and Class B Common Stock are not entitled to cumulative voting. Holders of Class B Common Stock are entitled to five votes per share on every matter on which common stockholders of the Company are entitled to vote. Holders of Class A Common Stock are entitled to one vote per share on every matter on which common stockholders of the Company are entitled to vote. Therefore, the holders of the Class B Common Stock representing a majority of voting rights may elect all of the directors of the Company and authorize certain corporate transactions without the concurrence of the public stockholders.

         Holders of Class B Common Stock may, at any time, convert their shares into Class A Common Stock on a share for share basis. Each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock upon its sale or transfer (including its transfer upon the death of the holder hereof) unless such sale or transfer is to one or more other holders of Class B Common Stock, certain family members of the holders of Class B Common Stock or certain trusts for their benefit.

         Except for the aforementioned voting and conversion rights, the Class A Common Stock and Class B Common Stock are identical in all respects.

         The Company has reserved for issuance such number of shares of Class A Common Stock as may be issuable upon exercise of the Warrants. Such shares, when issued, will be duly and validly issued and fully paid and non-assessable.

Preferred Stock

         The Company is authorized to issue 1,000,000 million shares of Preferred Stock, in one or more classes or series as determined from time to time by the Board of Directors.

         In authorizing any class or series of Preferred Stock within the limitations and restrictions contained in the Company's Certificate of Incorporation, as amended, and without further action by the Company's stockholders, the Board of Directors has the authority to issue shares of Preferred Stock and to fix the number of shares and the relative rights, conversion rights, voting rights and the terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Accordingly, the Board of Directors will be empowered, without stockholder approval, to issue Preferred Stock with rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Warrants

         Each Warrant issued pursuant to the December 1998 Securities Purchase Agreement entitles the holder to purchase a certain number of shares of Class A Common Stock depending upon the average of the lowest twenty closing bid prices of the Class A Common Stock during the thirty trading days prior to the applicable vesting date of the Warrant. The Warrants are exercisable for $.01 per share and are exercisable until December 15, 2002. The Warrants are not redeemable by the Company at any time. Each holder of a Warrant has agreed to restrict its ability to exercise such Warrant to the extent that such exercise would result in such holder owning in excess of 4.999% of the then issued and outstanding shares of Class A Common Stock (including Shares issuable upon exercise of the Warrants), provided, however,that the holders have the right to waive such restriction upon not less than 75 days notice to the Company.


         The exercise price and number of shares of Class A Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company.
Reference is made to the Warrant (which has been filed as an exhibit to this Registration Statement) for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).


Delaware Law Antitakeover Provision

         The Company is subject to the provisions of Section 203 of the DGCL. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own) 15% or more of the corporation's voting stock. Such provisions could render the Company more difficult for such person to obtain control of the Company without the approval of the Board of Directors.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Class A Common Stock is Continental Stock Transfer and Trust Company.

                              PLAN OF DISTRIBUTION


         The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Class A Common Stock on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling Shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        short sales;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.


         The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver Shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

         Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company is required to pay all fees and expenses incident to the registration of the Shares, including fees and disbursements of counsel to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under Securities Act.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Our Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our stockholders, intentional misconduct or wilful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Parker Chapin Flattau & Klimpl, LLP, New York, New York will pass upon the validity of the securities offered hereby.

                                     EXPERTS

         The consolidated financial statements as of March 31, 1998 and 1997 and for each of the two years in the period ended March 31, 1998 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Mayer Rispler & Company, P.C., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================

  We have  not  authorized  any  dealer,
salesperson  or any other person to give
any information or to represent anything
not  contained in this  Prospectus.  You
must  not   rely  on  any   unauthorized
information.  This  Prospectus  does not
offer to sell or buy any  shares  in any
jurisdiction  where it is unlawful.  The
information   in  this   Prospectus   is           1,533,334 SHARES OF
current as of _____________, 1999.                 CLASS A COMMON STOCK




            TABLE OF CONTENTS

                                   Page                PROSPECTUS

Where You Can Find More
         Information About Us.........2
Investment Consideration .............4
Use of Proceeds.......................6
Dividend Policy.......................6
Selling Stockholders .................7                   , 1999
Description of Securities.............8
Plan of Distribution ................10
Indemnification for Securities
         Act Liabilities.............11
Legal Matters........................11
Experts .............................11

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which will be paid by the Company in connection with the issuance and distribution of the securities being registered on this Registration Statement. The Selling Stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

                  Filing fee for registration statement.............$ 4,982.21
                  Legal fees and expenses...........................$10,000.00
                  Accounting expenses...............................$10,000.00
                  Miscellaneous                                     $    17.79
                                                                    ------------
                       Total........................................$25,000.00
                                                                    ============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to the Company or its stockholders, intentional misconduct or wilful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company's Certificate of Incorporation also authorizes the Company to indemnify its officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law. The Company has entered into an Indemnification Agreement (the "Indemnification Agreement") with each of its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the Company's Certificate of Incorporation or as otherwise permitted under Delaware law.

ITEM 16.  EXHIBITS.

NUMBER        DESCRIPTION OF EXHIBIT

4.1 Form of Securities Purchase Agreement dated December 14, 1998 among Allou Health Beauty Care, Inc., Strong River Investments, Inc., Sovereign Partners, L.P., Dominion Capital Fund Ltd., Canadian Advantage Limited Partnership, Westover Investments, L.P. and Montrose Investments, Ltd.
4.2           Form of Warrant.
5.1           Opinion of Parker Chapin Flattau & Klimpl, LLP.
23.1          Consent of Mayer Rispler & Company, P.C.
23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1).
24.1          Power  of  Attorney  (included  on  page  II-4 to the Registration
              Statement).

--------------


ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

         The undersigned small business issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of New York on January 7, 1999.


                                      ALLOU HEALTH & BEAUTY CARE, INC.


                                      By:   /s/ Victor Jacobs
                                          --------------------------------------
                                                Victor Jacobs
                                                Chairman of the Board and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes David Shamilzadeh and Victor Jacobs, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.


 SIGNATURE                                     TITLE                               DATE
 ---------                                     -----                               ----

/s/ Victor Jacobs                            Chairman of the Board, and           January 7, 1999
----------------------------------           Chief Executive Officer
Victor Jacobs


/s/ Herman Jacobs                            President and Director               January 7, 1999
----------------------------------
Herman Jacobs

/s/ Ramon Montes                             Director                             January 7, 1999
----------------------------------
Ramon Montes


/s/ David Shamilzadeh                        Chief Financial Officer, Chief       January 7, 1999
----------------------------------           Accounting Officer and
David Shamilzadeh                            Director

                                     II - 4




 SIGNATURE                                     TITLE                               DATE
 ---------                                     -----                               ----

/s/ Jack Jacobs                              Director                              January 7, 1999
----------------------------------
Jack Jacobs

/s/ Sol Naimark                              Director                              January 7, 1999
----------------------------------
Sol Naimark


/s/ Jeffrey Berg                             Director                              January 11, 1999
----------------------------------
Jeffrey Berg



                                 SECURITIES AND
                                    EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------



                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  -------------







                        ALLOU HEALTH & BEAUTY CARE, INC.
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)



                                January __, 1999

                                  EXHIBIT INDEX


EXHIBIT NO.            DESCRIPTION OF DOCUMENT                     PAGE NO./REF.
----------             -----------------------                     -------------

4.1 Form of Securities Purchase Agreement dated December 14, 1998 among Allou Health Beauty Care, Inc., Strong
                       River Investments, Inc., Sovereign Partners, L.P., Dominion Capital Fund Ltd., Canadian Advantage
                       Limited Partnership, Westover Investments, L.P. and Montrose Investments, Ltd.
4.2                    Form of Warrant.
5.1                    Opinion of Parker Chapin Flattau & Klimpl, LLP.
23.1                   Consent of Mayer Rispler & Company, P.C.
23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1).
24.1                   Power of Attorney (see page II-4 to the Registration
                       Statement).